UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2024

CALERES, INC.

(Exact name of registrant as specified in its charter)

New York	1-2191	43-0197190
(State or other jurisdiction of
incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 854-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value of $0.01 per share	CAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders held on May 23, 2024, three proposals described in the Notice of Annual Meeting of Shareholders dated April 11, 2024 were voted upon:

1.

The shareholders elected 11 directors, Lisa A. Flavin, Brenda C. Freeman, Lori H. Greeley, Mahendra R. Gupta, Carla C. Hendra, Ward M. Klein, Steven W. Korn, Wenda Harris Millard, John W. Schmidt, Diane M. Sullivan and Bruce K. Thorn, each for a term of one year. The voting for each director was as follows:

Directors	For	Withheld	Broker Non-Votes
Lisa A. Flavin	28,777,163	198,751	1,665,013
Brenda C. Freeman	28,741,493	234,421	1,665,013
Lori H. Greeley	28,712,452	263,462	1,665,013
Mahendra R. Gupta	28,282,107	693,807	1,665,013
Carla C. Hendra	28,222,145	753,769	1,665,013
Ward M. Klein	27,925,329	1,050,585	1,665,013
Steven W. Korn	28,178,954	796,960	1,665,013
Wenda Harris Millard	28,585,302	390,612	1,665,013
John W. Schmidt	28,642,183	333,731	1,665,013
Diane M. Sullivan	28,492,548	483,366	1,665,013
Bruce K. Thorn	28,714,766	261,148	1,665,013

2.	The shareholders ratified the appointment of our independent registered public accountants, Ernst & Young LLP. The voting was as follows:

For	Against	Abstaining
29,365,197	1,220,969	54,761

3.	The shareholders approved the advisory resolution regarding executive compensation (“say on pay”). The voting was as follows:

For	Against	Abstaining	Broker Non-Votes
26,814,180	1,718,627	443,107	1,665,013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALERES, INC.
(Registrant)

Date: May 23, 2024	/s/ Thomas C. Burke
Thomas C. Burke
Senior Vice President, General Counsel and Secretary